SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 13, 2016

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2016, the Boards of Directors of Alliance Data Systems Corporation and ADS Alliance Data Systems, Inc. (collectively, "Alliance Data") approved and Alliance Data entered into a Change in Control Severance Protection Agreement with its Chief Executive Officer and President, Edward J. Heffernan (the "Change in Control Agreement").  Concurrently with entering into the Change in Control Agreement, the parties terminated the existing agreement entered into in September 2003, thereby eliminating the sole remaining tax gross-up provision between Alliance Data and any of its named executive officers. The description of the Change in Control Agreement herein is qualified in its entirety by reference to the full text of such Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Qualifying Terminations

Payouts under the Change in Control Agreement are subject to a "double trigger" qualification, whereby the executive will only receive payout under the Change in Control Agreement following both a change in control and a subsequent termination under the enumerated circumstances. Payouts are triggered by a qualifying termination, defined in the Change in Control Agreement as: (1) termination by the executive for good reason within two years of a change in control event; or (2) termination of the executive by the company without cause within two years of a change in control event. A termination of the executive's employment due to disability, retirement or death will not constitute a qualifying termination.

Pursuant to the Change in Control Agreement, "cause" for termination includes: (1) material breach of the executive's covenants or obligations under any applicable employment agreement or offer letter or any other agreement for services or non-compete agreement; (2) continued failure after written notice from the company or any applicable affiliate to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of the executive's superiors, including, without limitation, the board of directors; (3) conviction of, or plea of guilty or nolo contendere to a crime constituting a felony (or its equivalent) under the laws of any jurisdiction in which we or any of our applicable affiliates conducts business or other crime involving moral turpitude; or (4) material violation of any material law or regulation or any policy or code of conduct adopted by the company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the company or of an affiliate. The board of directors, in good faith, will determine all matters and questions relating to whether the executive has been discharged for cause. Pursuant to the Change in Control Agreement, "good reason" for termination by the executive includes the occurrence of any of the following events, in each case without the executive's consent: (1) a material lessening of the executive's responsibilities; (2) a reduction of at least five percent in the executive's annual salary and/or opportunity for incentive compensation; or (3) the company's requiring the executive to be based anywhere other than within 50 miles of the executive's place of employment at the time of the occurrence of the change in control, except for reasonably required travel to the extent substantially consistent with the executive's business travel obligations as in existence at the time of the change in control. If the executive is party to an employment agreement, offer letter or any other agreement for services with Alliance Data that contains a definition for either "cause" or "good reason" and that agreement is in effect at the time of termination of employment, the definition in that agreement will prevail over the definition contained in the Change in Control Agreement.

Payments and Benefits Following a Qualifying Termination

Upon a qualifying termination, the Change in Control Agreement provides for payment of all earned and accrued salary due and owing, a pro-rata portion of the current year's target bonus, continued medical, dental and hospitalization coverage for twenty-four months, other benefits due under benefit plans, all accrued and unpaid vacation and a severance amount. The severance amount is equal to two and one half times the sum of current base salary and target non-equity incentive compensation. Any entitled severance amounts will be paid in a lump sum within thirty days of execution of a general release, but only if such general release becomes effective and irrevocable within 60 days following the qualifying termination. The Change in Control Agreement further provides that if any payments or benefits that the executive is to receive constitute" parachute payments" within the meaning of the Internal Revenue Code ("IRC") Section 280G and otherwise subject to the excise tax imposed under IRC Section 4999, then executive's severance benefits may be delivered either in full or to such lesser extent which would result in no portion of such severance benefits being subject to such excise tax, whichever rsults in executive's receipt on an after-tax basis of the greatest amount of severance.

Other General Terms of the Change in Control Agreement

The Change in Control Agreement provides a mechanism to resolve disputes, does not constitute a contract of employment, and terminates on December 13, 2019 subject to automatic renewal every three years unless Alliance Data provides 90 days advance written notice of its intent not to renew. If the executive becomes entitled to a severance amount under the Change in Control Agreement, he will not be entitled to severance payments under any other agreement or arrangement, including any employment agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided in Item 1.01 with respect to the termination of Mr. Heffernan's Change in Control Severance Protection Agreement with Alliance Data entered into in September 2003 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Change in Control Severance Protection Agreement, dated as of December 13, 2016, between Edward Heffernan and ADS Alliance Data Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: December 16, 2016	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Change in Control Severance Protection Agreement, dated as of December 13, 2016, between Edward Heffernan and ADS Alliance Data Systems, Inc.